                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            SOFTWARE SPECTRUM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------
     (3) Filing Party:


--------------------------------------------------------------------------------
     (4) Date Filed:


--------------------------------------------------------------------------------

                            SOFTWARE SPECTRUM, INC.

                               2140 MERRITT DRIVE
                              GARLAND, TEXAS 75041


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD SEPTEMBER 18, 1997


TO THE SHAREHOLDERS OF SOFTWARE SPECTRUM, INC.

         The Annual Meeting of Shareholders of Software Spectrum, Inc. (the "Company") will be held on Thursday, September 18, 1997, at 10:00 a.m., Central time, at the Company's offices located at 2140 Merritt Drive, Garland, Texas, for the following purposes:




                  1. To elect two directors to serve for a period of three years and until their respective successors shall have been elected and qualified; and


                  2. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

         Information regarding the matters to be acted upon at the annual meeting is contained in the Proxy Statement attached to this Notice.

         Only shareholders of record at the close of business on July 31, 1997 are entitled to notice of, and to vote at, such meeting or any adjournment(s) thereof. A complete list of the shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of 10 days prior to the meeting at the corporate offices of the Company, 2140 Merritt Drive, Garland, Texas 75041.

         All shareholders are cordially invited to attend the Annual Meeting.

                                          By Order of the Board of Directors



                                          ROBERT D. GRAHAM
                                          Secretary
Garland, Texas
August 15, 1997

                            SOFTWARE SPECTRUM, INC.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD SEPTEMBER 18, 1997

                            SOLICITATION OF PROXIES


         The accompanying proxy is solicited by and on behalf of the Board of Directors of Software Spectrum, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Thursday, September 18, 1997, at 10:00 a.m., Central time and at any adjournment(s) thereof. Solicitation of proxies may be made in person or by mail, telephone or telegram by directors, officers, employees, or other authorized designees of the Company. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse the forwarding expense. All reasonable costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation thereof and all clerical and other expenses of solicitation will be paid by the Company. The approximate date on which this Proxy Statement and form of proxy were first sent to shareholders is August 15, 1997.

         The purpose of the Annual Meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting of Shareholders. As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. However, if any such other business shall properly come before the Annual Meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgment of the persons acting under said proxies.


                         RECORD DATE AND VOTING RIGHTS

         Only shareholders of record at the close of business on July 31, 1997 will be entitled to vote on matters presented at the Annual Meeting or any adjournment thereof. The stock transfer books will not be closed. At the record date, there were outstanding and entitled to be voted 4,329,175 shares of common stock, $.01 par value, of the Company ("Common Stock").

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock of the Company entitled to vote is necessary to constitute a quorum at the meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. Abstentions and broker non-votes (when a broker holding shares for clients in street name is not permitted to vote on certain matters without the client's instructions) are counted for purposes of determining the presence or absence of a quorum for the transaction of business; however, abstentions and broker non-votes are not counted in the election of directors and will have no effect in determining whether a proposal is approved, however, on matters other than the election of directors, abstentions will be counted as votes cast, which will have the same effect as a negative vote on such matter.

         On all matters submitted to a vote at the Annual Meeting, or any adjournment(s) thereof, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of stock owned of record at the close of business on July 31, 1997. Cumulative voting for directors is not permitted.

         A shareholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting. No proxy will be used if the shareholder is personally present at the Annual Meeting and expresses a desire to vote his shares in person.

                   STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS

         The following table sets forth as of July 14, 1997, except as noted below, information as to the beneficial ownership of the Common Stock by each person known by the Company to beneficially own more than 5% of the outstanding Common Stock.

Name and Address                            Shares            Percent
of Beneficial Owner                   Beneficially Owned(1)   of Class
-------------------                   ---------------------   --------
Judy O. Sims(2)                           401,932(7)           9.1

Richard G. Sims(2)                        401,932(8)           9.1

Frank Tindle(3)                           228,277(9)           5.3

Merrill Lynch & Co., Inc.(4)              396,600(10)          9.1

Private Capital Management, Inc.(5)       861,854(11)         19.9

Wellington Management Company(6)          242,200(12)          5.6

---------------------------

(1) Unless otherwise indicated, to the knowledge of the Company, all shares are owned directly and the owner has sole voting and investment power.

(2)      The named person's address is 2140 Merritt Drive, Garland, Texas 75041.

(3)      The named person's address is One Waterford Estate, Athens, Texas
         75751.

(4) The named person's address is World Financial Center, North Tower 250 Vesey Street, New York, New York 10281.

(5)      The named person's address is 3003 Tamiami Trail North, Naples,
         Florida 33940.

(6)      The named person's address is 75 State Street, Boston, Massachusetts
         02109.

(7) Includes 13,668 shares owned of record by the named person's spouse, 45,000 shares which are subject to options held by the named person and 33,000 shares which are subject to options held by the named person's spouse, all of which are exercisable within 60 days of July 14, 1997.

(8) Includes 310,264 shares owned of record by the named person's spouse, 33,000 shares which are subject to options held by the named person and 45,000 shares which are subject to options held by the named person's spouse, all of which are exercisable within 60 days of July 14, 1997.

(9) All of such shares are jointly held by Mr. Tindle and his spouse as tenants-in-common, and Mr. Tindle has shared investment and voting power with respect thereto. Includes 5,000 shares, all of which are subject to presently exercisable options.

(10) The information is based on a Schedule 13G of Merrill Lynch & Co., Inc. dated February 14, 1997. Merrill Lynch & Co., Inc. disclaims beneficial ownership of such shares pursuant to Section 240.13d-4 of the Securities Exchange Act of 1934.

(11) This information is based on information provided by Private Capital Management, Inc. ("PCM) to the Company as of July 31, 1997. PCM is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

(12) This information is based on the Schedule 13G of Wellington Management Company dated January 24, 1997.

(13) The information is based on Amendment No. 2 to the Schedule 13G of FMR Corp. dated June 9, 1997.



                         STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth as of July 14, 1997 information as to the beneficial ownership of Common Stock by each director and nominee (except Ms. Sims and Messrs. Sims and Tindle, whose holdings are shown in the preceding table) and each of the chief executive officer and the other four most highly compensated executive officers of the Company (other than Ms. Sims and Mr.
Sims), and by all directors and executive officers as a group (including Ms. Sims and Messrs. Sims and Tindle).

                                                     Shares          Percent
Name of Beneficial Owner                      Beneficially Owned(1)  of Class
------------------------                      ---------------------  --------
Mellon C. Baird, Director                            7,000(2)           *

Carl S. Ledbetter, Director                          2,000(3)           *

Keith R. Coogan, Executive Vice President -
  Chief Operating Officer                           29,953(4)           *

Roger J. King, Vice President of Sales
  and Marketing                                     30,019(5)           *

Deborah A. Nugent, Vice President of Finance        26,420(6)           *

All directors and executive officers
  as a group (11 persons)                          728,017             16.7%

--------------

*        Indicates less than one percent.

(1) Unless otherwise indicated, to the knowledge of the Company, all shares are owned directly and the owner has sole voting and investment power.

(2) Includes 6,000 shares which are subject to presently exercisable options.

(3) Includes 2,000 shares which are subject to presently exercisable options.

(4) Includes 25,000 shares which were subject to options exercisable within 60 days of July 14, 1997, and shares acquired pursuant to the Company's Employee Stock Purchase Plan.

(5) Includes 15,000 shares which were subject to options exercisable within 60 days of July 14, 1997.

(6) Includes 26,000 shares which were subject to options exercisable within 60 days of July 14, 1997 and includes shares acquired pursuant to the Company's Employee Stock Purchase Plan.


                       ACTION TO BE TAKEN UNDER THE PROXY

         Proxies in the accompanying form which are properly executed and returned will be voted at the Annual Meeting and any adjournment(s) thereof and will be voted, unless the person giving the proxy specifies otherwise, (1) for the election of the individuals named below as nominees for election as directors of the Company, to serve for a period of three years and until his successor is elected and qualified; and (2) in the transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

         Management knows of no matters, other than the foregoing, to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.



                             ELECTION OF DIRECTORS

         The Company's Board of Directors currently consists of six directorships and is divided into three classes. The term of the first class expires at the 1997 Annual Meeting of Shareholders, the term of the second class expires at the 1998 Annual Meeting of Shareholders, and the term of the third class expires at the 1999 Annual Meeting of Shareholders.

         Two directors will be elected at the Annual Meeting. Each director to be elected at the Annual Meeting will hold office for a term of three years and will serve until his successor is elected and qualified. Proxies cannot be voted for more than two nominees.

         Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only by the affirmative vote of (i) the holders of at least two-thirds of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, or (ii) a majority of the members of the Board then serving. The persons named below are the Board of Director's nominees for election as directors of the Company. The nominees presently are directors of the Company and have served as such since the date of election indicated. Further information with respect to each nominee and the other directors continuing in office is set forth below.

         Should the nominees named herein for the office of director become unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other person as the Board of Directors of the Company may recommend. The Board of Directors has no reason to believe that the nominees will be unable or unwilling to serve if elected.

         The vote of a majority of the shares entitled to vote on the election of directors and represented in person or by proxy at the Annual Meeting is required for the election of directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES.

NOMINEES FOR DIRECTOR

Term expires in 1997

         Judy O. Sims, age 44, is a co-founder of the Company and has been a director of the Company since its inception in 1983. Ms. Sims served as Treasurer of the Company from 1983 to October 1990 and as Vice President from April 1987 to April 1988, and has served as Chief Executive Officer since April 1988 and Chairman of the Board since July 1992. In April 1996, Ms. Sims also assumed the title of President of the Company. Ms. Sims was employed by the national accounting firm of Grant Thornton LLP from 1977 to 1985, where she last served as an audit partner. Ms. Sims is a Certified Public Accountant. Ms. Sims is married to Richard Sims.

         Frank Tindle, age 45, is a co-founder of the Company and has been a director of the Company since 1983. From 1983 to April 1992, Mr. Tindle served as Vice President of the Company. From 1980 to 1983, Mr. Tindle was the principal accounting officer of Southmark Corporation. Prior to joining Southmark, Mr. Tindle was employed by the national accounting firms of Grant Thornton LLP and Ernst & Young LLP. Mr. Tindle is a Certified Public Accountant.

DIRECTORS CONTINUING IN OFFICE

         Term expires in 1998

         Mellon C. Baird, age 66, has been a director of the Company since June 1991. Mr. Baird has been President and Chief Executive Officer of Delfin Systems since November 1990, and Chairman of the Board since April 1991. Delfin Systems is a privately-held developer and supplier of information systems, products and services for government and commercial markets. Mr. Baird also serves as a director of EDO Corporation. From September 1986 to December 1987, Mr. Baird served as President, Chief Operating Officer and a director of Tracor, Inc., and from January 1988, after Tracor, Inc. became a subsidiary of privately-held Westmark Systems, Inc., until December 1989, he served as President and Chief Executive Officer of this diversified technological products and services company. Mr. Baird served as President of the Defense and Electronics Group of Eaton Corporation from 1982 to September 1986.

         There is currently a vacancy in this class of directors. The Board of Directors is seeking an appropriate candidate to fill this vacancy.

         Term expires in 1999

         Richard G. Sims, age 43, is a co-founder of the Company and has been a director of the Company since 1983. In April 1996, Mr. Sims assumed the position of Senior Vice President with responsibility for the Company's Asia/Pacific expansion and operations. He is also integrally involved with internal information systems design. From 1983 to March 1996, Mr. Sims served as President of the Company. From 1980 to 1983, Mr. Sims served as controller for International Power Machines ("IPM"), a publicly-held manufacturer of uninterruptible power supply systems for mainframe computers. Prior to joining IPM, Mr. Sims served as controller for Sue Ann, Inc., a publicly-held women's sportswear manufacturer, and as a staff accountant for Coopers & Lybrand LLP. Mr. Sims is a Certified Public Accountant. Mr. Sims is married to Judy Sims.

         Carl S. Ledbetter, age 48, has been a director of the Company since November 1996. Mr. Ledbetter has served as Chairman, President and Chief Executive Officer of Hybrid Networks, an innovator and leader in the broadband access industry since 1996. From 1993 to 1996, Mr. Ledbetter was President of Consumer Products at AT&T, and from 1991 to 1993 was employed at Sun Microsystems, Inc. where he initially served as a General Manager of Sun Select and later served as a Vice President. In such positions he managed Sun Microsystems, Inc.'s fast-growing networking business. Prior to 1991, Mr. Ledbetter held various positions with technology companies, including Decision Point Consulting, Control Data Corporation, Prime Computer and IBM Corporation.

MEETINGS AND COMMITTEES OF BOARD OF DIRECTORS

         The Board of Directors of the Company has an Audit Committee which is currently composed of Messrs. Baird and Ledbetter. The Committee held three meetings during fiscal year 1997. The functions performed by the Audit Committee include (i) making recommendations concerning the Company's independent auditors, (ii) reviewing and approving the scope of the annual audit plan for the Company and (iii) periodically interviewing the Company's independent public accountants in order to analyze the strengths and weaknesses of the Company's financial staff and systems and the adequacy of its internal controls.

         The Board of Directors of the Company has a Compensation Committee which is currently composed of Messrs. Tindle and Baird. The Committee held five meetings during fiscal year 1997. The functions performed by the Compensation Committee include (i) periodically establishing the compensation paid to officers of the Company and reporting its determinations to the Board of Directors concerning such compensation and (ii) administering the Company's 1993 Long Term Incentive Plan.

         The Company's Board of Directors held seven meetings during fiscal year 1997 and acted by written consent on two occasions. Each director attended during the year at least 75% of the aggregate of (i) the total number of meetings held by the Board and (ii) the total number of meetings held by all committees on which he served.

                             EXECUTIVE COMPENSATION

SUMMARY EXECUTIVE COMPENSATION TABLE

         The following table shows all cash compensation paid by the Company during the fiscal year ended April 30, 1997 and the fiscal years ended March 31, 1996 and 1995 to the Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Named Officers").




==============================================================================================
                                              ANNUAL            LONG TERM
                                           COMPENSATION        COMPENSATION
                                       ------------------------------------

                                                                 SECURITIES
NAME AND                   FISCAL                                UNDERLYING     ALL OTHER
POSITION                    YEAR       SALARY($)  BONUS ($) (1)  OPTIONS (#) COMPENSATION($)(2)
-----------------------------------------------------------------------------------------------


Judy O. Sims                1997       425,000       121,125       25,000        1,605
  Chairman of the           1996       300,000       125,000       20,000        2,745
  Board, Chief              1995       215,000       145,000       20,000        4,408
  Executive Officer
  and President

Keith R. Coogan             1997       250,000        62,688       15,000        2,815
  Executive Vice            1996       162,500        63,566       10,000        5,279
  President - Chief         1995       130,000        68,273       10,000        6,422
  Operating Officer

Roger J. King               1997       165,000        80,516       10,000        2,815
  Vice President of         1996       145,000        91,073       10,000       32,547(3)
  Sales and Marketing       1995       136,000        95,499       10,000       72,345(3)


Deborah A. Nugent           1997       160,000        28,500       10,000        2,815
  Vice President of         1996       136,000        33,167       10,000        5,279
  Finance                   1995       130,000        37,659       10,000        4,297


Richard G. Sims             1997       170,000        10,000       10,000        1,211
  Senior Vice               1996       215,000        90,625       15,000        2,534
  President                 1995       190,000       126,000       15,000        4,235
==============================================================================================

(1) For the 1997 fiscal year, the portion of the bonus payable pursuant to the annual performance pay plan for all executive officers provided for a potential payment of $599,000 to all executive officers as a group, of which only $216,125 was paid.

(2) Except as otherwise noted, principally represents amounts accrued for the Named Officers under the Company's Savings and Profit Sharing Plan.

 (3) Includes approximately $27,000 and $65,000 in 1996 and 1995, respectively, in payments associated with Mr. King's temporary relocation and assignment to The Netherlands.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information regarding the grant of stock options during the fiscal year ended April 30, 1997 to the Named Officers.

                                                                                                        POTENTIAL REALIZED
                                                                                                         VALUE AT ASSUMED
                                            INDIVIDUAL GRANTS                                         ANNUAL RATES OF STOCK
                           ----------------------------------------------------------------             PRICE APPRECIATION
                                            % OF TOTAL OPTIONS                                           FOR OPTION TERM
                            OPTIONS        GRANTED TO EMPLOYEES  EXERCISE PRICE  EXPIRATION          -----------------------
      NAME                 GRANTED(#)         IN FISCAL YEAR        ($/SH)         DATE                5%($)          10%($)
      ----                 ----------      --------------------  -------------   ----------          ---------     ---------
Judy O. Sims                 25,000               16.50%            23.50         6/14/02            200,000         453,000
Keith R. Coogan              15,000                9.90%            23.50         6/14/02            120,000         272,000
Roger J. King                10,000                6.60%            23.50         6/14/02             80,000         181,000
Deborah A. Nugent            10,000                6.60%            23.50         6/14/02             80,000         181,000
Richard G. Sims              10,000                6.60%            23.50         6/14/02             80,000         181.000

         In determining option grants for the 1998 fiscal year, the Compensation Committee awarded stock options to executive officers and key employees at the market price of the Company's Common Stock on July 15, 1997, $12.875 per share. Each of the grants to the Named Officers was made on the condition that the stock options granted to the Named Officers on June 14, 1996 be surrendered and cancelled. Each of the Named Officers has agreed to surrender such options in exchange for the following number of replacement options: Judy O. Sims - 25,000; Keith R. Coogan - 20,000; Roger J. King - 13,000; Deborah A. Nugent - 13,000; and Richard G. Sims - 13,000.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth information regarding the exercise of stock options during the fiscal year ended April 30, 1997 by the Named Officers and the estimated values of unexercised options held by such individuals at fiscal year-end.

                                                                  NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                                              OPTIONS AT FISCAL YEAR-END (#)    AT FISCAL YEAR-END ($)
                                                              ------------------------------   -----------------------
                                 SHARES
                              ACQUIRED ON          VALUE                           UNEXER-                     UNEXER-
                              EXERCISE (#)      REALIZED ($)      EXERCISABLE      CISABLE     EXERCISABLE     CISABLE
                              ------------      ------------      -----------      -------     -----------     -------
Judy O. Sims                       -0-               -0-            27,000          63,000        14,000        21,000
Keith R. Coogan                    -0-               -0-            15,000          35,000         7,000        10,500
Roger J. King                      -0-               -0-            15,000          30,000         7,000        10,500
Deborah A. Nugent               2,000            28,000             18,000          28,000             0        10,500
Richard G. Sims                    -0-               -0-            21,000          39,000        10,500        15,750

MANAGEMENT CONTINUITY AGREEMENTS

         The Company has entered into Management Continuity Agreements with each of its executive officers, other than Judy Sims and Richard Sims. The Management Continuity Agreements specify terms of employment, including provision for severance benefits, for a covered executive following a change of control.

         The purpose of the Management Continuity Agreements is to serve the best interests of the Company and its shareholders by providing incentives for a covered executive, to both render impartial advice and services during the pendency of a takeover proposal and to be available and render services during at least a crucial four-month transition period following a change of control.

         Although, the agreement is entered into before a change of control, the term of the Management Continuity Agreements do not begin, and the Management Continuity Agreements do not become effective, until a change of control occurs. The agreement provides continued employment for a two year term commencing upon a change of control on terms equivalent to the terms of employment existing immediately before the change of control. The terms of employment covered include position, responsibilities, compensation and benefits. If such employment is prematurely terminated by the Company without "cause" or by the executive during the term of the agreement for "good reason" or during a 60-day "window period" after the first four months, then the executive would become entitled to a specific severance payment. The agreements renew annually, but before a change of control occurs or is contemplated, the Company has the ability to terminate the agreements once each year by giving at least 60-days advance written notice to the executive.

         The Management Continuity Agreements, subject to certain exceptions, define a change of control to encompass any of the following events: (i) the acquisition of 50% or more of the Company's stock by a person or group, (ii) a change in a majority of the board of directors of the Company (other than a change approved by the incumbent board), (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation, or (iv) approval by the shareholders of the Company of a liquidation or dissolution or sale of all or substantially all of the assets of the Company.

         Exceptions are provided, among other things, for acquisitions of Company stock by the Company or Company employee benefit plans and acquisitions of Company stock directly from the Company, as well as for transactions in which existing shareholders of the Company maintain effective control.

         The Management Continuity Agreements permit a covered executive to collect severance benefits following a change of control if the covered executive terminates employment for good reason or during a 60-day window period four months after a change of control or if employment of the executive is terminated by the employer without cause. Good reason is defined in the agreements to include reductions in compensation or benefits, diminution of duties and any material relocation. Cause is defined as a material breach of obligations of employment not cured after notice or a conviction for a felony involving moral turpitude.

         Additionally, the agreements provide an incentive and reward for an executive to remain with the Company for a full year after a change of control through a special bonus provision. Because of the Company's quarterly bonus system, the agreements provide that periodic quarterly bonuses will be defined as part of the executive's base salary as if all requirements for such bonus had been met.

         If the executive remains in the employ of the Company for four months after a change of control and then chooses to leave during a 60-day window period; if the executive is terminated other than for cause during a period of two years after a change of control; if the executive leaves for good reason (such as a reduction in salary or position) during the period of two years after a change of control; then the executive would receive 1.5 times the executive's annual base salary and bonus.

         If the executive stays in the employ of the Company through the first anniversary of a change of control (with continued employment agreement protection for one additional year); the executive would receive a financial bonus equal to the executive's annual base salary and bonus (payable whether or not employment is terminated thereafter). If the executive is terminated because of a disability during a period of two years after a change of control, the executive would receive the greater of (i) 1.5 times the executive's annual base salary and bonus or (ii) any disability benefits then provided by the Company. If the executive dies during employment during a period of two years after a change of control, the executive's estate would receive the greater of
(i) 1.5 times the executive's annual base salary and bonus or (ii) any death benefits then provided by the Company. The executive would receive no severance benefits if the executive is terminated by the Company for cause during a period of two years after a change of control. The agreements provide that an executive will be reimbursed for any legal expenses incurred in litigating rights under the agreements regardless of whether such litigation is successful.

COMPENSATION OF DIRECTORS

         The Company pays each outside director an annual retainer of $15,000, payable in quarterly installments for service as a member of the Board of Directors. Pursuant to the Non-Employee Directors' Retainer Stock Plan, the outside directors may elect to receive all or a portion of their annual retainer fees in the form of Common Stock of the Company, or to defer receipt of a portion of such fees and have the deferred amounts treated as if invested in Common Stock.

         The Company also pays each outside director a fee of $1,000 for attendance at each meeting of the Board of Directors, and $800 for each committee meeting attended. In addition, the Company grants to each of its non-employee directors options to purchase 2,000 shares of Common Stock for each year of service, exercisable at the fair market value of the Common Stock on the date of grant. Such options are granted under the Company's 1993 Long Term Incentive Plan. The Company's outside directors are reimbursed by the Company for their travel expenses incurred in connection with their attendance at meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Frank Tindle, who serves as a member of the Compensation Committee of the Board of Directors, served as Vice President of the Company from 1983 through April 1, 1992.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock of the Company. Executive officers, directors and greater than ten-percent shareholders are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended April 30, 1997, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent beneficial owners were observed except that Form 3's for Lisa Stewart, Vice President of Customer Operations, and Carl S. Ledbetter, Director, were filed late.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") is currently composed of two outside directors of the Company. The Committee establishes salary levels and performance pay plans for executive officers and reports its determination to the Board of Directors. The Committee also administers the Company's 1993 Long Term Incentive Plan and determines grants under it for all employees including executive officers. Prior to the adoption of the 1993 Long Term Incentive Plan in August 1993, the Committee received recommendations from the Stock Option Committee regarding those executive officers who were eligible for grants under the Company's 1989 Stock Option Plan.

         Compensation Philosophy

         The compensation philosophy for executive officers generally conforms to the compensation philosophy of the Company for all employees. The Company's compensation is designed to:

         o provide compensation comparable to that offered by companies with similar businesses or of similar size, allowing the Company to successfully attract and retain the employees necessary to its long-term success;

         o provide compensation which relates to the performance of the individual and differentiates based upon individual performance;

         o provide incentive compensation that varies directly with both Company performance and individual contribution to that performance; and

         o provide an appropriate linkage between compensation and the creation of shareholder value through awards tied to the Company's performance and through facilitating employee stock ownership.

         The following is a report submitted by the Committee addressing the Company's compensation policies as they relate to the Company's executive officers for the fiscal year ended April 30, 1997.

         In setting compensation for executive officers, the Committee considers the relationship between executive pay and the enhancement of shareholder value, as well as the need to motivate and retain key employees. Further, the Committee operates within the overall philosophy of the Company, which stresses teamwork, fairness, and the overall emphasis on cost control, which includes compensation expense. To achieve the basic goals of the Company's compensation policies, the Committee establishes annual compensation for each of the executive officers, including base salary, discretionary quarterly performance pay plans for all executive officers other than the CEO and Senior Vice President, and an annual performance pay plan for all executive officers. The Committee receives recommendations from the Chief Executive Officer ("CEO") concerning base salary, performance pay plans and grants under the 1993 Long Term Incentive Plan for all executive officers other than the CEO and Senior Vice President.

         The Committee establishes the compensation for the executive officers by also considering the salaries and other benefits, including stock-based incentive grants, of executive officers in comparable companies according to data obtained by the Committee from independent sources. The Committee believes that an individual officer's personal performance as well as the Company's financial performance should be appropriately weighted in determining compensation for executive officers. Consequently, the annual performance pay plans are significant components of the overall compensation of each executive officer of the Company.

         The discretionary quarterly performance pay plan, which is applicable to all executive officers except the CEO and the Senior Vice President, relates to the executive's ability to achieve certain objectives during each quarter of the Company's fiscal year. This performance payment is paid quarterly, and is dependent upon the executive's ability to achieve the particular goals established for that individual as evaluated by either the CEO or Executive Vice President. Additionally, the Company's Vice President of Sales and Marketing and Vice President of Customer Operations are subject to a quarterly performance pay plan dependent upon the Company's attainment of specified gross profit goals during each quarter of the fiscal year.

         The annual performance pay plan, which is applicable to all executive officers including the CEO and the Senior Vice President, includes two components, an individual performance component for each officer and an overall Company financial performance component. The individual performance component is weighted towards a subjective evaluation by the Committee, with the input and advice of the CEO for all executive officers other than the CEO and Senior Vice President, relating to each individual's performance in his or her position with the Company. The subjective individual performance component of these discretionary payments reflects various criteria, including the performance of those departments under the management of the officer and effective implementation and achievement of strategic goals.

         The component of the annual performance pay plan that is based upon the Company's financial performance is calculated by comparing the Company's financial results for the year with previously determined, internally established financial goals. The financial goals are established by the Committee at the beginning of the fiscal year by taking into consideration the Company's prior financial performance, current established financial objectives, the performance of other companies within the Company's industry and recommendations from the CEO. The Committee considers the Company's net earnings, earnings per share and revenue growth in establishing financial goals. Fifty percent of the total incentive compensation available under the annual performance pay plan for the fiscal year 1997 was tied directly to the Company's financial performance and growth. For the 1997 fiscal year, the Company did not achieve its financial performance and growth goals and, as a result, no payments of the financial incentive compensation component of the annual performance plan were made to the executive officers.

         For the 1997 fiscal year, the annual performance pay plan for all executive officers provided for a potential payment of $599,000 to all executive officers as a group, of which only $216,125 was paid.

         The Committee believes that incentives based upon the Company's stock performance are an important component of each of the executive officer's overall compensation package. The Committee believes that the number of stock options to be granted to each officer should be determined by a subjective evaluation of each executive officer's ability to influence the Company's long-term growth and profitability. During fiscal 1997, the Committee recommended and the Company granted options to the executive officers as set forth in the Executive Compensation Table herein. Since the value of an option bears directly to the Company's stock price, the committee believes that option grants are an effective incentive for executive officers to create value for the shareholders.

                                               Mellon C. Baird and Frank Tindle


STOCK PRICE PERFORMANCE GRAPH

The following graph compares the percentage change in the cumulative total return of the Company's Common Stock, the Nasdaq National Market (U.S. Companies) and an index of Nasdaq Stocks under SIC 504, a broad index including Computers, Computer Peripherals and Software, prepared by the University of Chicago's Center for Research in Security Prices. The graph assumes an initial investment of $100 on March 31, 1992, and the reinvestment of dividends, if any.

                                    [CHART]

======================================================================================================
                                   3/31/92     3/31/93     3/31/94     3/31/95     3/31/96     4/30/97
------------------------------------------------------------------------------------------------------
Software Spectrum, Inc.              100.0       110.6        70.6        78.8        95.3        64.7
------------------------------------------------------------------------------------------------------
NASDAQ Stock Market - (U.S.)         100.0       115.0       124.1       138.0       187.4       215.2
------------------------------------------------------------------------------------------------------
NASDAQ Stocks - SIC 504              100.0        96.5        99.7        80.9       100.6        79.2
======================================================================================================

CERTIFIED PUBLIC ACCOUNTANTS

         The Company's financial statements for the fiscal year ended April 30, 1997 have been audited by Grant Thornton LLP, independent auditors ("Grant Thornton"), and the Board of Directors has selected Grant Thornton to audit and report on the financial statements of the Company for the current fiscal year, which will end on April 30, 1998. A representative of Grant Thornton is expected to be present at the Annual Meeting with an opportunity to make a statement, and such representative is expected to be available to respond to appropriate questions.


                            SHAREHOLDERS' PROPOSALS

         Any proposal by a shareholder of the Company intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company at its principal executive office by April 20, 1998 to be considered for inclusion in the Company's Proxy Statement and form of proxy. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.


                                 ANNUAL REPORT

         The Company's 1997 Annual Report to Shareholders is being mailed to all shareholders of record together herewith.


                           ANNUAL REPORT ON FORM 10-K

         THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDING APRIL 30, 1997, UPON THE WRITTEN REQUEST OF ANY PERSON WHO WAS A SHAREHOLDER (OF RECORD OR BENEFICIALLY) AT THE CLOSE OF BUSINESS ON JULY 31, 1997. REQUESTS FOR SUCH REPORT SHOULD BE DIRECTED TO THE COMPANY AT 2140 MERRITT DRIVE, GARLAND, TEXAS 75041, ATTENTION: ROBERT
D. GRAHAM, SECRETARY.


                                 OTHER MATTERS

         The Company is not aware of any matters that may come before the Annual Meeting other than those referred to in the Notice of Annual Meeting of Shareholders. If any other matters shall properly come before the meeting, the persons named in the accompanying proxy form intend to vote thereon in accordance with their best judgment.

                                     By Order of the Board of Directors



                                     ROBERT D. GRAHAM
                                     Secretary
Garland, Texas
August 15, 1997

ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY.

                                                                      Appendix A


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                            SOFTWARE SPECTRUM, INC.

              ANNUAL MEETING OF SHAREHOLDERS -- SEPTEMBER 18, 1997



         The undersigned hereby appoints Judy O. Sims and Robert D. Graham and each of them with full power of substitution, attorneys, agents and proxies of the undersigned to vote as directed below the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Shareholders of Software Spectrum, Inc. (the "Company") to be held at the offices of the Company, 2140 Merritt Drive, Garland, Thursday, September 18, 1997 at 10:00 a.m. Dallas time, and at any adjournment or adjournments thereof. If more than one of the above attorneys shall be present in person or by substitution at such meeting or at any adjournment thereof, both of said attorneys so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said attorneys, their substitutes, or any of them, may lawfully do by virtue hereof.


1.   Election of Directors

     [ ]   FOR the nominees listed below   [ ]   WITHHOLD AUTHORITY
                                           to vote for the nominees listed below


                      Judy O. Sims         Frank Tindle


2. In their discretion on such other matters as may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.



                                 Signature(s):
                                              ----------------------------------

                                              ----------------------------------


                                 Date Signed:
                                              ----------------------------------

                                 Please sign exactly as your name appears on the proxy. If your stock is jointly owned, both parties must sign. Fiduciaries and representatives should so indicate when signing, and when more than one is named, a majority should sign. If signed by a corporation, its seal should be affixed.


   PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
                            NO POSTAGE IS REQUIRED.